UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19, 2023

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREX	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CREXW	The Nasdaq Stock Market LLC

Item 8.01	Other Events.

As previously reported, on May 1, 2023, Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) received a revised proposal (the “Revised Proposal”) from Pegasus Capital Advisors, L.P., on behalf of itself and certain of its affiliates (collectively, “Pegasus”), to acquire all of the outstanding shares of common stock of the Company that are not owned by Pegasus for a purchase price of $2.85 per share in cash. Pegasus currently beneficially owns approximately 3.7 million shares of the Company’s common stock, or approximately 38.13% of the outstanding shares. Pegasus also currently beneficially owns approximately $17.9 million of the Company’s outstanding debt. The Revised Proposal followed an earlier proposal (the “Original Proposal”) from Pegasus to acquire all of the outstanding shares of common stock of the Company that are not owned by Pegasus for a purchase price of $2.49 per share in cash (adjusted for the Company’s 1-for-3 reverse stock split effected March 27, 2023).  The Original Proposal was rejected by a special committee (the “Special Committee”) of the Company’s non-executive, independent directors.

The Special Committee, in consultation with its advisors, carefully reviewed and considered the Revised Proposal to determine what course of action it believed to be in the best interests of the Company’s shareholders. The Special Committee has concluded that the Revised Proposal undervalues the Company based on the Company’s existing business and current and future prospects, and is not in the best interests of the Company’s existing shareholders.

The Special Committee advised Pegasus that it has rejected the Revised Proposal. The Special Committee remains available to evaluate and respond to any revised proposal.  There can be no assurance that any revised proposal or definitive offer will be made or accepted, that any agreement will be executed, or that any transaction will be consummated.

The press release attached as Exhibit 99.1 describes the foregoing and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release dated May 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: May 19, 2023	By:	/s/ Will Logan
Will Logan Chief Financial Officer

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